EXHIBIT 4.1

                               1991 STOCK OPTION
                           AND STOCK INCENTIVE PLAN


          (1)  ESTABLISHMENT OF THE PLAN

          The Future Now, Inc., an Ohio corporation, herein sets forth the terms of its 1991 Stock Option and Stock Incentive Plan (hereinafter referred to as the "Plan").

          (2)  DEFINITIONS

          For purposes of the Plan, the following terms shall have the following meanings:

               (a)  "Board" means the Board of Directors of the Company.

               (b)  "Committee" means the Committee described in paragraph
(4)  which shall administer the Plan.

               (c) "Common Stock" or "Shares" means shares of the no par value Common Stock of the Company.

               (d) "Company" means The Future Now, Inc., an Ohio corporation.

               (e) "Fair Market VaLue," when used in reference to Shares of the Company's Common Stock, shall mean the average of the high bid and low asked prices per share of the Company's Common Stock in the over-the-counter market as reported on the NASDAQ System on the date the Fair Market Value is being determined.

               (f) "Participant" means an officer or employee of the Company who has been granted an option or award under the Plan.

          (3)  PURPOSES OF THE PLAN

          The purposes of the Plan are to provide the Company's officers and employees with additional incentive and motivation to contribute to the Company's future growth and continued success, by providing them with the opportunity to obtain a stock ownership interest in the Company, and to enable the Company to attract and retain the services of qualified officers and employees. The Plan is also intended to reinforce the commonality of interest between the Company's shareholders and the officers and employees eligible to participate in the Plan.

          (4)  ADMINISTRATION

               (a) The Plan shall be administered by a Committee of the Board of Directors (hereinafter referred to as the "Committee"). The Committee shall consist of not fewer than three (3) members of the Company's Board of Directors, who shall be appointed by the Board. The members of the Committee shall serve at the pleasure of the Board, which may remove members from, add members to, or fill vacancies on the Committee. Provided, however, that no director shall serve or be appointed to serve on the Committee unless that director is a "Disinterested Person" as hereinafter defined.

          For purposes of this Plan, the term "Disinterested Person" shall mean a director of the Company who, during the one (1) year prior to his service as a member of the Committee, has not been granted or awarded any options, awards or equity securities pursuant to the Plan (or pursuant to any other plan of the Company or its affiliates entitling the participants therein to acquire equity securities), except that:

                    (i) Participation in a plan that satisfies all of the following requirements will not disqualify a director from being a Disinterested
Person: (A) the plan by its terms states the amount and price of securities to be awarded to designated officers and directors and specifies the timing of the grants for all participants, or the plan sets forth a formula that determines the amount, price and timing using objective criteria; (B) awards under the plan are not subject to the discretion of any person; and (C) the plan provides that the previously described provisions and requirements cannot be amended more than once every six (6) months, other than to comply with changes in the Internal Revenue Code or the rules thereunder;

                   (ii) an election to receive an annual retainer or director's fee in either cash or an equivalent amount of equity securities, or partly in cash and partly in securities, shall not disqualify a director from being a Disinterested Person; and

                  (iii) participation in a plan shall not disqualify a director from being a Disinterested Person for the purpose of administering another plan that does not permit participation by directors.

               (b) Subject to any specific limitations contained in the Plan, the Committee shall have the sole and complete authority: (i) to select the officers and employees who shall participate in the Plan; (ii) to make awards in such forms and amounts as it shall determine and to cancel or suspend awards;
(iii) to impose such limitations, restrictions or conditions upon awards as it shall deem appropriate; (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; and (v) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. The Committee's interpretation and construction of any provision of the Plan, or of any award granted under it, and any actions taken by the Committee under the Plan, shall be final and conclusive upon the Company and all other parties.

               (c) A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be considered as valid actions by the Committee. The Committee in its discretion may appoint a Chairman, may hold meetings at such times and places as it may determine, and may make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may desig-nate one or more officers or employees of the Company to execute documents on its behalf or to perform such other non-discretionary, ministerial duties as the Committee may determine.

          (5)  TYPES OF AWARDS

          The following kinds or types of awards may be granted under the Plan:
(a) Incentive Stock Options; (b) Non-Qualified Stock Options; and (c) Restricted Stock. In connection with any award or any deferred award granted under the Plan, payments may also be made representing dividends, interest, or their equivalent.

          (6)  ELIGIBILITY TO PARTICIPATE

          Only persons who are officers or full-time employees of the Company shall be eligible to participate in and to receive awards under the Plan. An individual participant may hold more than one award under the Plan or under any similar plans adopted by the Company. Neither the members of the Committee nor any member of the Company's Board of Directors who is not also an officer or full-time employee of the Company shall be eligible to participate in or to receive an award under the Plan.

          (7)  SHARES SUBJECT TO THE PLAN

               (a) The Shares to be issued and delivered by the Company upon the exercise of options or the payment of other awards granted under the Plan shall be Shares of the Company's no par value Common Stock, which may be either authorized but unissued shares or treasury shares as determined by the Committee.

               (b) The maximum number of Shares of Common Stock which may be issued under the Plan shall be Three Hundred Sixty Thousand (360,000) Shares. In the event of a change in the number or nature of the Company's Shares of outstanding common stock by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustments: (i) equitable proportionate adjustments may be made by the Committee in the number or kind of shares reserved for issuance pursuant to awards granted under the Plan; and (ii) with respect to any outstanding options or other awards granted under the Plan, equitable proportionate adjustments shall be made by the Committee to the number, class, option price, or other price of Shares subject to such outstanding options or awards as the Committee shall deem to be appropriate in order to maintain the purpose of the original grant. The determination of the Committee as to any such adjustment shall be final, binding and conclusive.

               (c) If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to such option shall again be available for issuance in connection with the grant of any type of award under the Plan. If any Shares subject to any other award are forfeited, or the award is terminated without issuance of the Shares or other consideration, the Shares subject to such award shall again be available for issuance in connection with the grant of any type of award under the Plan.

          (8)  STOCK OPTIONS

          All Stock Options granted under the Plan shall be subject to the following terms and conditions:

               (a) The Committee may, from time to time in its discretion, subject to the provisions of the Plan, grant to any Participant options to purchase Shares of the Company's Common Stock in such amounts as it shall determine, which options may be "Incentive Stock Options" (as defined in Section 422 of the U.S. Internal Revenue Code and hereinafter referred to as "ISOs") or "Non-Qualified Stock Options" (all other options granted hereunder). All options granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement between the Company and the Participant. The Stock Option Agreement shall be in such form and shall contain such terms and conditions as the Committee shall determine. The Stock Option Agreement shall indicate whether the option is an ISO or a Non-Qualified Stock Option.

               (b) The purchase price per share payable by a Participant upon the exercise of each option granted under the Plan shall be determined by the Committee at the time of the grant of the option, provided, however: (i) the exercise or purchase price per share of each Non-Qualified Stock Option shall not be less than Eighty-Five (85%) percent of the Fair Market Value of the Shares on the date of the grant; and (ii) the exercise or purchase price per share of each ISO shall not be less than One Hundred (100%) percent of the Fair Market Value of the Shares on the date of the grant, except as hereinafter provided. The exercise or purchase price per share of each ISO granted to a Participant who, at the time of the grant, owns more than Ten (10%) percent of the total combined voting power of all classes of stock of the Company, shall not be less than One Hundred Ten (110%) percent of the Fair Market Value of the Shares on the date of the grant. An option shall be considered granted on the effective date of the Stock Option Agreement, or on such later date as the Committee shall specify in the Stock Option Agreement.

               (c) The term during which each option granted under the Plan may be exercised shall be determined by the Committee at the time of the grant of the option; provided, however, in no event shall an ISO granted under the Plan be exercisable in whole or in part more than ten (10) years from the date it is granted. In addition, in the case of the grant of an ISO to a participant who, at the time of the grant, owns more than Ten (10%) percent of the total combined voting power of all classes of stock of the Company, in no event shall such ISO be exercisable in whole or in part more than five (5) years from the date it is granted. Each Stock Option Agreement shall set forth a termination date on which the option shall expire in all events.

          The date(s) on which each option granted under the Plan shall become exercisable shall be determined by the Committee at the time of the grant of the option. Except as hereinafter provided, options granted under the Plan may be exercisable immediately, or after some specified period of time, or according to some specified schedule of exercise, as determined by the Committee. Except as hereinafter provided, the Committee may, in its sole discretion, accelerate the date(s) on which an option may be exercised. No option granted under the Plan to a Participant who is an officer of the Company shall be exercisable during the first twelve (12) months following the date of its grant, except in the case of such Participant's death or permanent disability upon such terms and conditions as the Committee may determine.

               (d) More than one (1) option may be granted to any individual Participant under the Plan, and the terms and conditions of options may differ. Other than the overall limit on the number of Shares reserved for issuance under the Plan, there is no specific limitation on the number of Shares for which options may be granted to any individual Participant except as hereinafter provided. No option which is intended to be an ISO shall be granted to a Participant during any calendar year if the aggregate fair market value (determined at the time the option is granted) of Shares with respect to which ISOs are exercisable for the first time by such Participant during that calendar year under this or any other stock option plan of the Company exceeds One Hundred Thousand ($100,000.00) Dollars.

               (e) An option granted under the Plan shall be exercised by the Participant, or by such other person as may be entitled to exercise the option, by sending or delivering a written notice to the Committee, or to such officer or other person as the Committee shall designate. The written notice shall state the number of Shares with respect to which the option is being exercised, and shall be accompanied by the payment of the full exercise or purchase price for such Shares. The exercise or purchase price for the Shares may be paid in cash, or in the discretion of the Committee, in Shares of the Company's Common Stock, or in any combination thereof. Any Shares of the Company's Common Stock that are delivered in total or partial payment of the exercise or purchase price shall be valued at the Shares' Fair Market Value on the date of the exercise of the option. A stock certificate(s) for the Shares purchased by the exercise of an option shall be issued in the regular course of the Company's business, subsequent to the exercise of the option and the payment of the purchase price. No Participant entitled to exercise an option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such option, until certificates representing such Shares shall have been issued and delivered and the participant's name entered as a shareholder of record on the books of the Company.

               (f) Options granted under the Plan shall not be assigned, transferred, pledged or otherwise encumbered in any way, except in the event of the death of a Participant, by the Participant's will or by the applicable laws of descent and distribution. In the event of the death of a Participant, the Participant's estate, personal representative, or the person or persons who acquire (by bequest or inheritance) the rights to exercise any options granted under the Plan, may exercise any available options or parts thereof, prior to the expiration of the exercise period described in Paragraph (8)(g) of the Plan. Each option granted under the Plan shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

               (g) (i) Except as hereinafter provided, options granted under the Plan shall expire in all events upon the date determined by the Committee at the time of the grant of the option and specified in the Stock Option Agreement, which date shall not exceed the periods described in Paragraph
(8)(c) of the Plan.

                   (ii) Unless otherwise specified in the Stock Option Agreement between the Company and the participant, if a Participant's employment with the Company is terminated for any reason, other than the Participant's permanent disability or death, any outstanding vested options may be exercised, to the extent such options were exercisable on the date the Participant's employment was terminated, for a period of six (6) months following the date of such termination. If not exercised within such six (6) month period, such options shall terminate. Any options which were not vested or exercisable on the date the Participant's employment was terminated shall terminate immediately on that date. The Committee may, in its sole discretion, grant options under the Plan which survive, either in whole or in part, the termination of a Participant's employment with the Company for a period longer than six (6) months, upon such terms and conditions as the Committee may determine. In addition, the Committee may, in its sole discretion, at the time of the termination of a Participant's employment with the Company, extend the exercise period of any option that would otherwise have terminated. In no event, however, shall any option granted under the Plan survive beyond the date described in Paragraph (8)(g)(i) above.

                  (iii) Unless otherwise specified in the Stock Option Agreement between the Company and the Participant, if a Participant's employ-ment with the Company is terminated by reason of the Participant's permanent disability or death, any outstanding vested options may be exercised, to the extent such options were exercisable on the date of the Participant's permanent disability or death, for a period of twelve (12) months following the date of permanent disability or death. If not exercised within such twelve (12) month period, such options shall terminate. Any options which were not vested or exercisable on the date of the Participant's death or permanent disability shall terminate immediately on that date. The Committee may, in its sole discretion, grant options under the Plan which survive, either in whole or in part, the permanent disability or death of a participant for a period of up to thirty-six
(36) months, upon such terms and conditions as the Committee may determine. In no event, however, shall any option granted under the Plan survive beyond the date described in Paragraph (8)(g)(i) above.

          (9)  RESTRICTED STOCK

          All awards of Restricted Stock made under the Plan shall be subject to the following terms and conditions:

               (a) The Committee may, from time to time in its discretion, subject to the provisions of the Plan, award Shares of Restricted Stock to any Participant in such amounts as it shall determine. The Company shall issue and deliver to a Participant to whom an award of Restricted Stock has been made, the number of Shares specified by the Committee. A Participant to whom an award of Restricted Stock has been made shall not be required to provide any consideration for the Shares, other than the rendering of services or the payment of any minimum amount required by applicable law, unless otherwise determined by the Committee. Each award of Restricted Stock made under the Plan shall be evidenced by a written Restricted Stock Agreement between the Company and the Participant. The Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committee shall determine. More than one (1) award of Restricted Stock may be granted to an individual Participant under the Plan, and the terms and conditions of Restricted Stock Awards may differ.

               (b) Except as hereinafter provided, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant during the "Restricted Period." The Restricted Period is the period of time, determined by the Committee in its discretion, during which the Participant may not sell, assign, transfer, pledge, or otherwise encumber the Shares and during which the Shares are subject to forfeiture back to the Company. The Committee may impose such additional limitations on the ownership of Restricted Stock during the Restricted Period as it may determine. The Restricted Period shall commence upon the date of the award of the Restricted Stock to the Participant and shall terminate on the date(s) determined by the Committee in its discretion. The termination date(s) of the Restricted Period may be a single date on which all of the Shares subject to the award are released from the transfer and other restrictions or may be several dates on which a specified percentage of such Shares are released from such restrict-ions. Except as hereinafter provided, the Committee may, in its sole dis-cretion, accelerate the date(s) on which the Restricted Period will terminate. The Restricted Period for any award of Restricted Stock made to a Participant who is an officer of the company shall be at least twelve (12) months from the date of the award, subject to such exceptions, if any, as are authorized by the Committee with respect to such Participant's death or permanent disability. Except for the restrictions on transfer and unless otherwise determined by the Committee, any Participant who owns Shares of Restricted Stock shall have all of the rights of a shareholder with respect to such Shares, including but not limited to, the right to vote and the right to receive dividends.

               (c) Each stock certificate issued by the Company evidencing Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and shall bear the following or a similar legend: "The shares of stock represented by this Certificate are subject to the terms and conditions (including forfeiture) contained in The Future Now, Inc. 1991 Stock Option and Stock Incentive Plan and may not be sold, assigned, transferred, pledged or otherwise encumbered in any manner until ____________, ____."

               (d) If a Participant's employment with the Company is terminated during the Restricted Period, all of the Shares of Restricted Stock shall be forfeited back to the Company, subject to such exceptions, if any, as are authorized by the Committee with respect to the termination of a Participant's employment due to normal retirement, permanent disability, death or other special circumstances. Awards of Restricted Stock made under the Plan shall not be assigned, transferred, pledged or otherwise encumbered in any way, except in the event of the death of a Participant, by the Participant's Will or by the applicable laws of descent and distribution.

               (e) Upon the lapse of the Restricted Period, the Shares of Restricted Stock shall no longer be subject to the restrictions described in this Paragraph (9) and the Company shall issue new stock certificates for the Shares registered in the name of the Participant without the legend described in Paragraph (9)(c) hereof.

               (f) Any shares of the Company's Common Stock issued to a Participant with respect to Restricted Stock as a result of a stock split, stock dividend or similar transaction shall be restricted to the same extent as such Restricted Stock, unless otherwise determined by the Committee.

               (g) All other terms and conditions of an award of Restricted Stock shall be determined by the Committee.

          (10) DEFERRALS OF AWARDS

          The Committee may permit Participants to defer the distribution of all or any part of any award made under the Plan in accordance with such terms and conditions as the Committee shall establish.

          (11) EFFECT OF PLAN ON EMPLOYMENT STATUS

          The fact that the Participant has been granted an option or award under the Plan shall not affect the right of the Company to terminate his or her employment at any time, subject to the provisions of any written employment agreement between the Company and such Participant.

          (12) AMENDMENT, MODIFICATION OR TERMINATION OF THE PLAN

          The Board of Directors of the Company may terminate, amend or modify the Plan in its discretion, at any time; provided, however, that no amendment, modification or termination of the Plan shall affect any outstanding options or awards theretofore granted under the Plan in any manner, without the consent of the Participant or his or her successor-in-interest. In addition, any amendment or modification that would materially increase the benefits accruing to Participants under the Plan, materially increase the number of Shares reserved for issuance under the Plan, or materially modify the requirements as to eligibility for participation in the Plan, must also be approved by the holders of a majority of the Company's issued and outstanding Shares of Common Stock.

          (13) WITHHOLDING

          Upon the transfer of Common Stock as a result of the exercise of a stock option or the payment of a Restricted Stock award, the Company shall have the right to retain or sell without notice, sufficient Shares to cover the amount of any tax required by any governmental authority to be withheld or otherwise deducted and paid with respect to such payment, remitting any balance to the Participant; provided, however, that the Participant shall have the option to provide the Company with the funds, including previously acquired Shares of the Company's Common Stock, to enable it to pay any such tax.

          (14) TERM OF THE PLAN

          The Plan shall become effective on May 10, 1991, the date of its adoption by the Company's shareholders. The Plan shall terminate on May 10, 2001, or on such earlier date as may be determined by the Company's Board of Directors. No option shall be granted or other award made under the Plan following the Plan's termination. The termination of the Plan shall not affect the rights of Participants under outstanding options or awards previously granted under the Plan, and all of such unexpired options and awards shall continue in full force and effect after termination of the Plan, except as they may lapse or be terminated under the terms and conditions of each individual grant or award.

REFERENCE DATE:     PLAN AS ADOPTED MAY 10, 1992; AS AMENDED JUNE 12, 1992.